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Exhibit 23.1(a)

Consent of Independent Auditors

         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-47462) pertaining to the Stock Compensation Plan of MEEMIC Holdings, Inc. of our report dated February 1, 2002, with respect to the consolidated financial statements and schedules of MEEMIC Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

Ernst & Young LLP

Birmingham, Alabama
March 26, 2002

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Consent of Independent Auditors